UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2023
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.
On May 17, 2023, Avidity Biosciences, Inc. ("Avidity" or the "Company") provided an update to the status of the partial clinical hold related to its AOC 1001 product candidate. The Company announced that the U.S. Food and Drug Administration (the "FDA") has eased the partial clinical hold related to AOC 1001, allowing Avidity to double the number of participants receiving 4 mg/kg of AOC 1001 in the MARINA Open-Label Extension (MARINA-OLE™) study by dose escalating approximately 12 participants currently receiving the 2 mg/kg level to the 4 mg/kg level of AOC 1001. All other participants will remain on their current dosage level of either 2 mg/kg or 4 mg/kg of AOC 1001.

This action by the FDA also allows the Company to enroll new participants at the 2 mg/kg dosage level. Data from the MARINA-OLE study will be used to finalize the AOC 1001 pivotal dose and Phase 3 study design for adults with myotonic dystrophy type 1 (DM1). Avidity remains on track to share a first look at data from the MARINA-OLE study at the end of 2023.
Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Avidity’s plans to escalate dosages of AOC 1001 administered to participants in the MARINA-OLE™ study, the levels of such dosages and the number of participants to be involved; Avidity’s ability to finalize a pivotal dose for AOC 1001; expectations of a Phase 3 study design related to AOC 1001 in adults with DM1; expectations related to enrollment of participants into the MARINA-OLE study; the timing and progression of the MARINA-OLE study and the dosage levels to be administered therein; any further changes to the status of the existing partial clinical hold; and the timing of release of data from the MARINA-OLE study. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these items will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in our business, including, without limitation: Avidity is required to submit an amended clinical protocol prior to escalating doses; Avidity may not be able to fully resolve the partial clinical hold, which may result in delays in the clinical development of AOC 1001 or an inability to finish the study or finalize a pivotal dose and Phase 3 trial design; additional requests for data in connection with the partial clinical hold or otherwise may result in significant additional expense and timing delays; additional participant data related to AOC 1001 that continues to become available, through dose escalation or otherwise, may be inconsistent with the data produced as of the date hereof and the conclusions drawn therefrom; unexpected adverse side effects or inadequate efficacy of Avidity's product candidates that may delay or limit their development, regulatory approval and/or commercialization, or may result in additional clinical holds, recalls or product liability claims; Avidity is early in its development efforts; Avidity's approach to the discovery and development of product candidates based on its AOC platform is unproven, and the Company does not know whether it will be able to develop any products of commercial value; potential delays in the MARINA-OLE study; the results of the Phase 1/2 MARINA trial may not be predictive of results of the MARINA-OLE study; Avidity's dependence on third parties in connection with clinical testing and product manufacturing; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the proposed design of future clinical trials; Avidity could exhaust its available capital resources sooner than it currently expects and fail to raise additional needed capital; and other risks described in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and in subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: May 17, 2023	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer